SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 26, 2006

ALLIANCE IMAGING, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16609	33-0239910
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

1900 S. State College Blvd., Suite 600, Anaheim, California 92806 (Address of principal executive offices, including zip code)

714-688-7100
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2.):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:  Entry into a Material Definitive Agreement.

On January 26, 2006, Alliance Imaging, Inc. (the “Company”) entered into a Separation and Consulting Agreement and General Release (the “Agreement”) with Russell D. Phillips, Jr., Executive Vice President and General Counsel of the Company. Pursuant to the Agreement,  Mr. Phillips resigned from all positions as an officer of the Company and as an officer or board member of any of the Company’s affiliates effective February 3, 2006 (the “Effective Date’).

Pursuant to the Agreement, the Company: (i) agreed to pay Mr. Phillips all accrued wages payable through the Effective Date and (ii) entered an arrangement pursuant to which Mr. Phillips shall provide consulting services through December 31, 2006 as requested by the Company in consideration of aggregate payments (less applicable withholdings) of $75,000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	February 1, 2006	ALLIANCE IMAGING, INC.

		By:	/s/ Howard K. Aihara
			Name:	Howard K. Aihara
			Title:	Executive Vice President
and Chief Financial Officer